Exhibit 99.1

COMBINED

FINANCIAL STATEMENTS

2013, 2014, 2015-09

The Åkers Group (“Åkers”) develops, manufactures and markets high-quality rolls for the global steel and metal industry.

This report comprises the combined financial statements of the carve-out of Åkers which includes Åkers AB, Åkers Sweden AB, Åkers National Roll Company, Åkers Valji Ravne d.o.o. Shanxi Åkers Tisco Roll Co Ltd, Vertical Seal Company and sales companies for the financial years 2013, 2014 and the first nine months of 2015.

Table of Contents:

Page 2	COMBINED INCOME STATEMENTS

Page 3	COMBINED BALANCE SHEETS

Page 6	COMBINED CASH FLOW STATEMENTS

Page 7	NOTES TO FINANCIAL REPORTS

Amounts are stated in KSEK unless otherwise indicated.

COMBINED INCOME STATEMENT

KSEK	Note	1509	2014	2013
Sales	5	943,151	1,199,953	1,104,584
Cost of goods sold		-940,358	-1,184,502	-1,066,093

Gross profit		2,792	15,451	38,491
Selling expenses	8	-37,255	-55,550	-38,619
Administrative expenses	6,7,8	-82,699	-96,894	-102,426
Research and development expenses	8	-9,885	-9,390	-7,059
Other operating expenses		—	-1,269	-278

Operating loss		-127,047	-147,652	-109,891
Results from financial items
Interest income and similar items	9	3,719	6,168	735
Interest expenses and similar items	10	-46,520	-97,493	-59,398

Net loss before income tax		-169,847	-238,977	-168,554
Tax on earnings	11	-66,666	-8,302	-10,252

Net loss		-236,513	-247,279	-178,806
Attributable to
Parent company shareholders		-233,326	-239,038	-171,195
Minority interest		-3,187	-8,241	-7,611

COMBINED BALANCE SHEET

KSEK	Note	2015-09-30	2014-12-31	2013-12-31
ASSETS
Non-current Assets
Intangible non-current assets
Licenses and Similar Rights	12	431	398	558
Goodwill	13	258,556	317,455	369,935

		258,987	317,853	370,493
Tangible non-current assets
Land and Buildings	14	62,531	64,967	64,210
Machinery and Equipment	15	343,971	348,311	330,578
Construction in Progress and advance payments for tangible non-current assets	16	14,480	5,803	5,248

		420,983	419,081	400,036
Financial non-current assets
Deferred tax assets	17	292	69,158	38,877
Other long-term accounts receivable	18	2,807	2,675	2,353

		3,099	71,833	41,230
Total non-current assets		683,068	808,767	811,759
Current Assets
Inventory etc
Raw materials and Consumables		75,639	60,206	57,174
Goods in progress		117,906	133,091	95,163
Finished goods and goods for resale		49,583	33,413	36,358
Advances to suppliers		2,203	1,756	1,797

		245,331	228,466	190,492
Short term accounts receivable
Accounts receivable		215,934	205,324	199,215
Current tax assets		—	123	—
Other accounts receivable		25,594	46,540	24,613
Prepaid expenses and accrued revenues	19	10,120	4,665	6,228

		251,648	256,652	230,056
Cash and Bank
Cash and Bank		13,375	13,776	34,179

		13,375	13,776	34,179
Total current assets		510,354	498,894	454,727
TOTAL ASSETS		1,193,422	1,307,661	1,266,486

COMBINED BALANCE SHEET

KSEK	Note	2015-09-30	2014-12-31	2013-12-31
EQUITY AND LIABILITIES
Equity	20
Share capital		274,565	272,938	268,455
Other equity incl. year’s profits		-806,798	-610,663	-429,679

Equity attributable to the parent		-532,233	-337,725	-161,224
Minority shareholding		24,596	26,316	30,366

Total equity		-507,637	-311,409	-130,858
Provisions
Provisions for pensions and similar obligations	21	321,185	272,024	179,317
Deferred tax liability	17	—	12,003	11,931
Other provisions	22	34,905	33,830	40,505

		356,090	317,857	231,753
Long-term liabilities
Other liabilities		26,821	29,417	28,385

		26,821	29,417	28,385
Short-term liabilities
Liabilities to credit institutes	23	955,750	902,421	825,690
Advances from customers		5,892	5,829	11,734
Accounts payable		146,228	188,745	138,881
Current tax liabilities		238	—	3,262
Other liabilities		98,042	91,250	92,459
Accrued expenses and prepaid revenues	24	112,000	83,551	65,180

		1,318,150	1,271,796	1,137,206
TOTAL EQUITY AND LIABILITIES		1,193,422	1,307,661	1,266,486

COMBINED BALANCE SHEET

KSEK	201509	2014	2013
Memorandum items
Pledged assets *
Property mortgages	30,000	30,000	30,000
Floating charges and similar pledges	894,686	904,676	833,189
Contingent liabilities
Pension obligations	500	628	584
Contingent liabilities for affiliated	27,100	46,550	22,648
Contingent liabilities for group companies	4,000	4,000	4,100

*	Pledged assets for bank financing in Åkers AB

All the shares for companies in the combined statements are pledged for the bank financing in Åkers AB and its parent company.

COMBINED CASH FLOW STATEMENT

KSEK	Note	2015-09-30	2014-12-31	2013-12-31
The current operation
Operating Loss		-127,047	-147,652	-109,891
Adjustments for items not included in the cash flow
Depreciations		107,486	152,243	124,677
Other items not affecting liquidity		19,968	-670	5,769

		407	3,921	20,555
Interest received		3,719	6,142	735
Interest paid		-13,250	-21,489	-20,073
Income tax paid		463	-12,285	-7,517

Cash flow from the current operation prior to changes in operating capital		-8,660	-23,711	-6,300
Cash flow from changes in the operating capital
Increase/decrease in inventory		-25,118	-14,821	4,373
Increase/decrease in accounts receivable		-16,196	8,586	9,192
Increase/decrease in other operating receivables		15,491	-20,364	-2,506
Increase/decrease in accounts payable		-39,026	36,669	24,146
Increase/decrease in other operating liabilities		32,697	11,138	-29,016

Cash flow from the current operation		-40,813	-2,503	-111
Investment operation
Acquisition of intangible non-current assets	25	-141	—	-108
Sale of intangible non-current assets		—	—	—
Acquisition of tangible non-current assets	25	-22,337	-29,320	-18,653
Acquisition/sales of other financial non-current assets		-132	-322	50

Cash flow from the investment operation		-22,610	-29,642	-18,711
Financing operation
Transactions with shareholders		23,684	-4,124	45,321
Change in other financial liabilities		-2,596	1,032	-1,895
Borrowings		41,789	13,835	-17,581

Cash flow from the financing operation		62,877	10,743	25,845
Increase/decrease in cash and cash equivalents		-546	-21,402	7,023
Cash and equivalent at the beginning of the year		13,776	34,179	27,136
Exchange rate differences in cash and equivalent		145	999	20

Cash and equivalent at the end of the year		13,375	13,776	34,179

NOTES TO FINANCIAL REPORTS

Note 1	Basis of preparation

These combined financial statements have been prepared by the Board of Directors (the Directors) of the Åkers Holding AB on the basis set out below. The Directors believe that the basis of preparation applied is appropriate for the intended use of these financial statements, which is to provide historical financial information in order for Ampco-Pittsburgh Corporation in satisfying the reporting responsibilities, in relation to the acquisition of the combined group, under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

These combined financial statements reflect the historical financial position, results of operations, equity and cash flows of the Business for the periods presented. The historical financial statements reflect the amounts that have been “carved-out” from the consolidated financial statements prepared in accordance with the Swedish Accounting Standards Board’s standard 2012;1 concerning annual reports and consolidated financial statements (K3) (“Swedish GAAP”) and reflect assumptions and allocations made to depict the Business on a stand-alone basis. As a result, the combined financial statements included herein may not necessarily be indicative of the Business’s financial position, results of operations or cash flows, as if the Business had operated as a stand-alone entity during the periods presented.

The combined financial statements were prepared using the historical values of the assets and liabilities of the Business, and the combined financial statements include all assets, liabilities, revenues and expenses directly attributable to the Business. The Business have primarily been financed through bank debt, which has not been serviced by the group, hence no debt push down has been deemed necessary. Furthermore, in measuring deferred tax it has been done on a going concern basis, i.e. that they can be used to reduce future taxable temporary differences. However, the tax loss carry forward related to the Swedish entities can be affected if the business is acquired by Ampco-Pittsburgh Corporation.

The financial statements are prepared as combined financial statements for the entities listed below. Transactions and balances within the combined group are eliminated. Transactions and balances related to product flows from Åkers France are excluded in the combined accounts. Transactions and balances with group companies not included in the combined accounts are excluded or treated as transactions with related parties.

•	Åkers AB, Åkers Styckebruk, Sweden

•	Åkers Sweden AB, Åkers Styckebruk, Sweden

•	Rolls Technology, Inc., Delaware, USA

•	Åkers National Roll Company, Delaware, USA

•	National Roll Company, Avonmore, Pennsylvania, USA (Unincorporated Division)

•	Vertical Seal Company, Pleasantville, Pennsylvania, USA (Unincorporated Division)

•	Shanxi Åkers Tisco Roll Co. Ltd, Taiyuan, Shanxi province, China

•	Åkers Valji Ravne d.o.o., Ravne, Slovenia

•	Åkers Specialty Rolls AB, Söderfors (closed)

•	Åkers Brazil Ltda, Piracicaba

•	Åkers Germany GmbH, Duisburg

•	Åkers Trading Company Ltd, Shanghai

•	Åkers Pacific Pte Ltd, Singapore

•	Åkers Cairo LLC, Cairo

•	Åkers Istanbul Ltd, Istanbul

NOTES TO FINANCIAL REPORTS

In the combined statements, the operations of the companies are combined. Goodwill and other purchase price allocations from the Åkers Holding AB acquisition in 2008 are pushed down to the combined accounts to the extent they are related to entities in the combined accounts. Identifiable assets and liabilities are initially valued at their fair values at the time of acquisition. The minority’s share of the acquired net assets is valued at fair value at the acquisition. Goodwill consists of the difference between the acquired identifiable net assets upon the acquisition date and the cost of acquisition including the value of the minority interest, and it is valuated initially at the cost of acquisition. As the combined accounts represent the above legal entities and that ultimate parent has no business other than holding shares in subsidiary, there has been no need to do any allocation of group overhead etc.

The minority interest is that portion of the subsidiaries’ net assets and earnings that are not, directly or indirectly, owned by combined group. The minority interest is calculated on the basis of the values that are presented in the subsidiary’s accounts, adjusted as needed to the group’s accounting principles. According to the principles for K3, the minority is a part of the combined group’s collective ownership and the minority’s share of equity is included in as equity of the combined group. In the combined statement, the minority’s share of the earnings is stated as a note following the net profit/loss for the period.

Revenues

Revenues from the sale of goods are posted to the income statement once the essential risks and benefits have been transferred to the buyer in accordance with the terms of sale.

Accounting for Lines of Business and Geographic Markets

Åkers lines of business consist of the production and sale of rolls and other products (see further Note 5).

Remuneration to Employees

Short-term remunerations

Short-term remuneration in the group consists of salaries, social security fees, paid holidays, paid sick leave, health care and bonuses. Short-term remunerations are posted as an expense and as a liability where there is a legal or informal obligation to disburse remuneration.

Remuneration following terminated employment

Within the Swedish companies, there are both defined-benefit and defined-contribution pension plans. Within entities in the USA defined benefit plans are used. In other countries, employees are only covered by defined-contribution pension plans.

In defined contribution plans, the company pays out fixed fees to another company and has no legal or informal obligation to pay out any further sums, even if the other company cannot fulfil its obligations. The company’s profits are encumbered for the costs as the employees’ pensionable services are rendered.

In defined-benefit plans, the company is responsible for all essential risks that the remunerations will cost more than expected and that the return on related assets will deviate from expectations.

Within the combined entities, defined-benefit pension plans is accounted for in accordance with K3 relief rules,

NOTES TO FINANCIAL REPORTS

and a defined-benefit plan where a pension premium is paid may be posted as a defined-contribution plan (The ITP plan in Swedish subsidiaries). Pension obligations in foreign entities can be accounted for according to local generally accepted accounting standards.

Income Tax

Tax on the year’s profits includes taxes that are to be paid or obtained with regard to the current year, adjustments from previous years’ current tax and changes in deferred tax. Deferred tax liabilities pertaining to temporary differences attributable to investments in subsidiaries are not presented in the combined statements, as the parent company in all cases can govern the moment for reversal of the temporary differences, and it is not deemed likely that a reversal will be made in the foreseeable future.

Deferred tax assets regarding deductions for losses carried forward or other future tax-purpose deductions are posted to the extent that it is deemed likely that the deduction can be deducted against a surplus in future taxation.

Intangible Non-current Assets

Intangible non-current assets are posted at their acquisition values minus the accumulated scheduled depreciation/amortisation and impairment. Depreciation is done linearly over the estimated economic useful life.

The depreciation time for internally generated intangible non-current assets amounts to between three and ten years. Goodwill is depreciated linearly over the estimated economic useful life.

Tangible Non-current Assets

Tangible non-current assets are posted at their acquisition values minus depreciation. The acquisition value includes expenditures directly attributable to the acquisition of the asset.

When a component in a non-current asset is replaced, any remaining part of the old component is disposed of and the acquisition value of the new component is set up as an asset.

Incremental expenditures pertaining to assets that are not divided up into components are added to the acquisition value to the extent that the asset’s performance increases in relation to the value of the asset at the time of acquisition.

Expenditures for ongoing repairs and maintenance are posted as expenses.

Capital gains and capital losses upon disposal of a non-current asset are posted as Other operating revenues and Other operating expenses, respectively.

Tangible non-current assets are depreciated systematically over the estimated economic useful life of the asset. Once the assets’ depreciable amount is established, the assets residual value is observed, where appropriate. The group’s land has an unlimited economic useful life and it is not depreciated. The linear depreciation method is used for other types of tangible assets. The following depreciation principles apply:

NOTES TO FINANCIAL REPORTS

Intangible non-current assets
Licenses and similar rights	10-33,3%
Goodwill	10%

Tangible non-current assets
Buildings	2-5%
Land improvements	5-20%
Equipment, stock and fittings	5-33%

Depreciations and impairments are set out in the notes for the respective balance item.

Impairment Non-current Assets

Upon each balance sheet date, management assesses whether there is an indication of need for an impairment in any of the non-current assets. An impairment is performed when management determined that there is an indication of decrease in value. Impairment is posted to the income statement. The impairment requirement is tested individually for each class of non-current assets. Examples of indications for an impairment requirement are negative economic circumstances or disadvantageous changes in the market conditions.

Impairment is considered on an individual or cash generating unit level depending on the circumstances. For goodwill impairment is assessed on a combined level.

If an impairment is recognised, the amount of the impairment is established as the difference between the carrying value and the higher value of the fair value with deductions for sales costs and the present value of the future cash flow based on management’s best estimate.

Accounts Receivable - Trade and Other Receivables

Accounts receivable have been posted at the amounts at which they are expected to be received. Accounts receivable that are interest-free or which are carried with interest at rates that deviate from the market rate and have a term exceeding 12 months are posted at a discounted present value and the time-value change is posted as interest revenue in the income statement.

Inventory

Commodities and purchased finished and semi-finished products have been valuated at the lower value between the acquisition value and the estimated net sales value. The acquisition value is established by applying the “first-in-first-out” method (FIFO). Own-manufactured finished and semi-finished products have been valuated at the products production costs, including a reasonable share of indirect costs. Capacity utilisation has not been taken into account when valuating.

Leasing Contracts

Leasing contracts, involving the economic risks and benefits of owning an asset in all essential regards being transferred from the lessor to a company in the Åkers group, are classified in the combined reports as financial leasing contracts. Financial leasing contracts entail the rights and obligations being posted as assets and liabilities, respectively, in the balance sheet. The assets and liabilities are initially valued at the lower value between the asset’s fair value and the present value of the minimum lease fees. Fees that can be directly attributed to the leasing contract are added to the asset’s value. The leasing fees are divided between interest and amortisation according to the effective interest method. Variable fees are posted to expenses in the period in which they arise. The leased asset is depreciated linearly across the estimated economic useful life of the asset.

NOTES TO FINANCIAL REPORTS

Leasing contracts in which the economic benefits and risks attributable to the leasing object in all essential respects remain with the lessor, are classified as operational leasing. Payments, including an initial elevated rent, according to these contracts are posted to expenses linearly across the term of the lease.

Expenditures for Research and Development

Expenditures for research and development, i.e., planned and systematic searches with the aim of obtaining new scientific or technical knowledge and insight, are recognised as expenses as they occur.

Loan Liabilities and Accounts Payable

Loan liabilities and accounts payable are initially posted at their acquisition values after deductions for transaction costs. Costs associated with obtaining bank financing has been capitalised and allocated across the term of the loan.

Foreign Currencies

Accounts receivable and liabilities in foreign currencies have been recalculated at the exchange rate as of the accounting year-end. Forward-covered liabilities and receivables have been valuated at a hedged rate. Exchange rate differences that thereby arise regarding long-term receivables and liabilities are taken up to income. Exchange rate differences on cash and cash equivalents and borrowings are posted as financial items, while other exchange rate differences are included in the operating profit/loss. Forward-cover contracts that hedge the flow where a receivable or liability has not arisen do not affect the accounts.

Provisions

A provision for future costs is made when there is a legal or informal obligation and a reliable estimation of the amount can be made.

Provisions for restructuring are made when there is an established and exhaustive restructuring plan and the persons affected have been informed.

The provisions for Åkers lifetime product warranty are based on historic information on costs that have arisen to settle demands pursuant to the terms of the warranty.

Cash Flow Analysis

The cash flow analysis is prepared according to the indirect method. The posted cash flow only includes transactions entailing receipts or expenditures.

The company classifies as cash and cash equivalents such things, in addition to cash, as balances available at banks and other credit institutes, as well as short-term liquid investments that are listed on a market and have a term of less than three months from the time of acquisition. Restricted cash are not considered to be cash or cash equivalents. Changes in restricted cash are reported in the investment operation.

NOTES TO FINANCIAL REPORTS

Note 2	Estimations and Assessments

Upon preparing the financial statements, management make estimates and assessments that affect the presented asset and liability items, as well as the revenue and expense items. The estimates can be based on historic experiences and the assumptions that the management determines is reasonable under the prevailing circumstances. By definition, the estimations that are made will seldom correspond exactly with the actual results. The estimations and assessments which entail a considerable risk of substantial adjustments in the posted values for assets and liabilities during the following fiscal year are addressed below in brief.

Management assess whether there are any indication of impairment at each closing. If indications are identified the values calculated in the impairment test will be based on management’s estimates and assumptions. An impairment test of goodwill was carried out for the 2014 accounts. The valuation showed no need for an impairment of goodwill. For the 2015 closing no impairment indicators was identified based on the valuation of the combined group in the Ampco-Pittsburgh Corporation acquisition of the combined group.

Management assess whether leasing contracts should be classified as financial or operational leases. This involves management’s assessment of the circumstances in each evaluated contract.

The assessment of the extent to which deferred tax assets can be recognised is based on the assessment of the likelihood of the group’s future taxable revenues against which tax assets can be utilised.

Provisions for bad debts is based on assessments of the customers’ payment ability and, by their nature, is difficult to estimate. The bad debts are valuated at the amount of cash the group is expected to obtain.

The group’s customers are guaranteed a certain lifetime on rolls expressed as millimetres of wear surface. The expected lifetime is difficult to assess with a good accuracy. The group’s warranty reserves amounted to KSEK 34 372 (KSEK 33 507 year 2014, resp. KSEK 40 328 year 2013) and is based on a valuation of all known customer claims as of the balance sheet date, and where applicable and possible to estimate, a cost for unknown claims.

In the manufacturing entities industrial areas, there is a need for future land clean-up. In accordance with applicable rules, such clean-up will become relevant only when Åkers ceases to conduct operations in the area. At present, it is not possible to assess if and when operations will cease and, accordingly, no provision has been made for such land clean-up.

NOTES TO FINANCIAL REPORTS

Note 3	Reconciliation from Swedish GAAP to US GAAP

The combined financial statements have been prepared in accordance with the basis of preparation as set out in Note 1, which were prepared in accordance with applicable accounting standards in Sweden (“Swedish GAAP - K3”) which differs in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”).

The effects of the application of US GAAP to the combined financial statements, as determined under Swedish GAAP for the first nine months of 2015 and the year ended 31 December 2014, are set out in the tables below:

a) Loss for the first nine months of 2015 and the financial years ended 31 December 2014

MSEK	201509	2014
Loss for the periods under Swedish GAAP	-236.5	-247.3
(i) Adjustment of amortization of intangible assets	47.1	52.5
(ii) Impact on pensions calculated according to US GAAP	-0.9	0.7
(iii) Deferred taxes	4.6	16.0

Loss for the periods under US GAAP	-185.8	-178.1

i.	Under Swedish GAAP there is no requirements to fair value identifiable intangible assets instead the entire surplus amount is recognized as goodwill and amortized over a period of 10 years. Under US GAAP, all identifiable assets and liabilities has to be recognized at fair value. The amount that is recognized as goodwill is not amortized as it has an indefinite useful life. The other intangible assets recognized in the PPA are amortized over their useful life. Both accounting principles require companies to test goodwill for impairment, i.e. comparing the fair value of the company with the carrying amount of the company.
ii.	Due to difference in valuation methodology between Swedish GAAP and US GAAP, leads to a difference regarding recognition of pension costs.
iii.	This adjustment reflects the tax impact on the profit and loss of the above GAAP differences.

b) Balance sheet as at 30 September 2015 and 31 December 2014

MSEK	Sep 30, 2015	Dec 31, 2014
Total Equity under Swedish GAAP	-532.2	-337.7
(i) Customer Relationships	75.1	95.2
(i) Åkers Brand	111.6	111.6
(i) Goodwill	66.4	7.5
(i) Total adjustment of Intangible Assets	253.2	214.4
(ii) Provisions for pensions and similar	-8.8	-9.6
(iii) Deferred taxes	-17.1	-21.7

Total Equity under US GAAP	-305.0	-154.7

NOTES TO FINANCIAL REPORTS

i.	Under Swedish GAAP, the difference between the purchase price and the acquired company’s net assets upon the acquisition date is posted as Goodwill. Under US GAAP, Purchase price allocation (PPA) is applied where the purchase price is allocated to the various assets and liabilities acquired from the transaction. The amount represent the difference between the recognized goodwill according to Swedish GAAP and the remaining amount related to identified intangible assets at the acquisition date in accordance with US GAAP.
ii.	The defined-benefit plan related to the Swedish entities (the“ITP-plan”) has been recognized and measured in accordance with Swedish GAAP. A recalculation of the Swedish ITP plan to US GAAP resulted in an increase of the pension obligation from 34,4 MSEK to 43,2 MSEK at September 30, 2015 and from 32,8 MSEK to 42,4 MSEK at December 31, 2014
iii.	This adjustment reflects the tax impact of the above GAAP differences.

c) Cash flow

The combined cash flow statement has been prepared under Swedish GAAP and is substantially consistent with the presentation in accordance with US GAAP. Under US GAAP as well as Swedish GAAP, cash flows are classified under three major categories: operating activities, investing activities and financing activities. Similarly, under US GAAP and Swedish GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less.

Note 4	Related party transactions

The following transactions with affiliated companies occurred during the year:

•	Åkers France Group has provided Marketing & Sales and R&D services to Åkers AB and its affiliates for SEK 15,8 million (SEK 20,7 million 2014 resp. SEK 11,8 million 2013).

•	Åkers AB and its affiliates have provided Marketing & Sales, R&D and Administrative services to the Åkers France Group for SEK 25,8 million (SEK 30,5 million 2014 resp. SEK 18,0 million 2013).

The transactions took place at arm’s length prices based on Åkers Group’s internal service agreements.

Åkers AB has in 2015 guaranteed payments to suppliers on behalf of affiliated companies in France. In the September 2015 closing, costs for these guarantees have been recognized based on management’s best estimate.

NOTES TO FINANCIAL REPORTS

Note 5	Sales

	201509	2014	2013
Net Sales divided by the following lines of business
Rolls	938,692	1,193,262	1,098,760
Renovation of bearing parts for rolls mills and other services and products	4,459	6,691	5,824

	943,151	1,199,953	1,104,584
Net sales divided by the following geographical markets
Europe	339,634	393,956	314,263
North America	336,104	452,406	411,564
South America	36,679	49,559	51,817
Asia and Australia	200,623	252,037	311,963
Africa and Middle East	30,112	51,994	14,977

	943,151	1,199,953	1,104,584

Note 6	Operational Leasing

	201509	2014	2013
Lease agreements where the company is lessee
Future minimum leasing fees regarding non-terminable operational leasing agreements
Within one year	1,919	2,466	2,300
Between one and five years	3,271	3,543	4,163
Later than five years	—	—	55

	5,190	6,009	6,518
Financial year’s expensed leasing fees	3,471	5,153	5,386

The group’s operational leasing includes, above all, the rent of computers and other IT equipment, as well as computer equipment. Office and IT equipment is normally leased for three years.

NOTES TO FINANCIAL REPORTS

Note 7	Remuneration to Auditors

	201509	2014	2013
Group:
PricewaterhouseCoopers:
Audit fees	1,333	1,168	1,275
Other audit services	382	458	723
Tax consulting	514	546	80
Other services	—	—	—
Other audit firms:
Auditing assignment	478	990	816
Other audit services	26	225	165
Tax consulting	1,076	898	788
Other services		—	—

	3,809	4,285	3,847

The auditing services pertain to the examination of the annual reports and the accounting as well as a review of the board’s and managing director’s management duties, other tasks incumbent on the company’s auditor to perform as well as any consultancy or other services brought from the observations made during the audit or the performance of such services. All other assignments are considered to be other services.

Note 8	Staff expenses

Average number of employees and gender breakdown (% women)

	201509		2014		2013
Sweden	213	10%	200	11%	202	11%
Germany	2	0%	2	0%	2	0%
USA	288	4%	317	4%	297	5%
Brazil	3	33%	3	33%	2	50%
Slovenia	74	18%	75	23%	69	22%
China	219	11%	215	12%	226	12%
Egypt	2	50%	2	50%	2	50%
Singapore	4	0%	4	0%	4	0%
Turkey	3	33%	3	33%	3	33%

Total	808	9%	821	10%	807	10%

NOTES TO FINANCIAL REPORTS

Note 8	Staff expenses cont.

Proportion of women in the Board of Directors and in other senior executive positions

	201509	2014	2013
Board of Directors	0%	0%	0%
Other senior executive officers	17%	17%	17%

Salaries, other remunerations and social security expenses, including pensions

	201509	2014	2013
Salaries and remunerations - Board and President	-2,309	-3,060	-3,020
Salaries and remunerations - other	-212,325	-261,241	-231,804

Total salaries and remunerations	-214,634	-264,301	-234,824
Pensions - Board and President	-788	-1,050	-1,050
Pensions - other employees	-30,411	-35,333	-32,211
Other social insurance expenses	-40,691	-49,003	-51,390

Total social security expenses	-71,890	-85,386	-84,651

The group has no outstanding pension obligations to the managing director.

Of salaries and remunerations, KSEK 4 720 (KSEK 7 566 and 5 548 respectively) pertains to the other senior executives, excl. the managing director, of which KSEK 0 (KSEK 547 and 0 respectively) pertains to bonus payments.

Remuneration to the board is posted in the income statement under the item Administrative expenses.

Note 9	Interest income and similar items

	201509	2014	2013
Interest income, other	2,327	6,142	735
Dividend	1,392	—	—
Exchange rate differences	—	26	—

	3,719	6,168	735

Note 10	Interest expenses and similar items

	201509	2014	2013
Interest expenses, other	-34,149	-47,095	-41,928
Other exchange rate differences	-12,371	-50,398	-17,470

	-46,520	-97,493	-59,398

NOTES TO FINANCIAL REPORTS

Note 11	Tax on earnings

	201509	2014	2013
Current tax expense	808	-9,029	-10,600
Deferred tax	-67,474	727	348

	-66,666	-8,302	-10,252

Reconciliation of the period’s tax expense presented in the income statement and calculated tax based on the national tax rate in Sweden, 22% (22%):

	201509		2014		2013
	Percent	Amount	Percent	Amount	Percent	Amount
Earnings before tax		-169,847		-238,977		-168,554
Tax calculated according to the Swedish tax rate	22%	37,366	22%	52,575	22%	37,082
Effect of;
Non deductible costs	-1%	-1,475	-1%	-1,637	1%	2,477
Non-taxable revenues	5%	8,356	0%	416	0%	782
Increase in losses carried forward without the equivalent capitalisation of deferred tax	-10%	-17,300	-6%	-13,989	-9%	-15,338
Tax attributed to the previous year	0%	—	1%	1,983	-2%	-2,603
Effect of changes in tax rates and tax regulations *)	-16%	-26,918	-20%	-48,510	-20%	-33,022
Valuation allowance for deferred tax assets	-39%	-66,695	0%	—	0%	—
Other	0%	—	0%	860	0%	370

Recorded effective tax	-39%	-66,666	-3%	-8,302	-6%	-10,252

*)	The group has foreign subsidiaries in the United States, Slovenia, China, Germany, Brazil, Egypt, Singapore and Turkey. Income taxes in these countries differ from those in Sweden.

On September 30, 2015 the combined group had considerable accumulated tax losses carried forward in Sweden. No deferred tax assets have been recognised for these losses due to uncertainties concerning future profits. In 2015 the operations in the USA showed losses and there are uncertainties concerning future profits. As a consequences allowance for previously reported deferred tax assets have been recognized.

NOTES TO FINANCIAL REPORTS

Note 12	Licences and Similar Rights

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Accumulated acquisition values
At the beginning of the year	7,245	8,327	8,177
Acquisitions	141	—	108
Disposals and discards	—	-1,253	—
Translation differences	20	171	42

At year’s end	7,406	7,245	8,327
Accumulated depreciation
At the beginning of the year	-6,847	-7,769	-7,618
Returned depreciation on disposals and discards	—	1,183	—
Depreciation for the year	-103	-127	-125
Translation differences	-25	-134	-26

At year’s end	-6,975	-6,847	-7,769
Carrying amount at the end of the year	431	398	558

Note 13	Goodwill

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Accumulated acquisition values
At the beginning of the year	900,644	821,662	809,974
Reclassifications	—	—	-5,077
Translation differences	19,171	78,982	16,765

At year’s end	919,815	900,644	821,662
Accumulated depreciation
At the beginning of the year	-497,864	-371,536	-290,201
Corrected accumulated depreciation	—	-811	—
Depreciation for the year	-67,151	-104,017	-78,005
Translation differences	-12,219	-21,500	-3,330

At year’s end	-577,234	-497,864	-371,536
Accumulated impairment
At the beginning of the year	-85,325	-80,192	-77,265
Translation differences	1,300	-5,133	-2,926

At year’s end	-84,025	-85,325	-80,191
Carrying amount at the end of the year	258,556	317,455	369,935

NOTES TO FINANCIAL REPORTS

Note 14	Land and Buildings

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Accumulated acquisition values
At the beginning of the year	263,269	235,797	232,941
Acquisitions	-13	239	746
Disposals and discards	-38	—	—
Reclassifications	—	—	224
Translation differences	10,358	27,233	1,886

At year’s end	273,576	263,269	235,797
Accumulated depreciation
At the beginning of the year	-198,302	-171,587	-164,859
Reclassifications	—	—	14
Depreciation for the year	-5,139	-5,822	-5,582
Translation differences	-7,605	-20,893	-1,160

At year’s end	-211,046	-198,302	-171,587
Accumulated impairment
Impairments for the year	—	—	—
Translation differences	—	—	—

At year’s end	—	—	—
Carrying amount at the end of the year	62,531	64,967	64,210
Assessed value (Sweden)
Buildings	43,684	43,684	43,684
Land	42,000	42,000	42,000

	85,684	85,684	85,684

NOTES TO FINANCIAL REPORTS

Note 15	Machinery and Equipment

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Accumulated acquisition values
At the beginning of the year	1,481,067	1,343,671	1,332,835
Acquisitions	12,150	22,246	13,098
Disposals and discards	-867	-23,115	-8,416
Reclassifications	1,745	7,233	-222
Translation differences	57,623	131,032	6,375

At year’s end	1,551,718	1,481,067	1,343,671
Accumulated depreciation
At the beginning of the year	-1,128,952	-1,009,921	-984,046
Returned depreciation on disposals and discards	867	22,759	8,130
Reclassifications	—	—	9,880
Depreciation for the year	-35,093	-42,277	-40,965
Translation differences	-40,484	-99,513	-2,921

At year’s end	-1,203,662	-1,128,952	-1,009,921
Accumulated impairment
At the beginning of the year	-3,804	-3,170	-3,173
Translation differences	-281	-634	3

At year´s end	-4,085	-3,804	-3,170
Carrying amount at the end of the year	343,971	348,311	330,579

Leasing
Machinery held under financial leasing contracts are included at a posted value of	39,808	37,694	37,160

Under Other short and long-term liabilities in the group, the present value of future payments are posted with regard to liabilities on financial leasing obligations.

The group has financial leasing contracts with regard to heat processing furnaces, gantry cranes and other production equipment, as well as passenger cars. Production equipment is normally rented for 12 years and passenger cars for 4 years, with a possibility for a buy-out. No new vital contracts have been entered into this year.

NOTES TO FINANCIAL REPORTS

Note 16	Construction in Progress and advance payments for tangible non-current assets

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
At the beginning of the year	5,803	5,248	10,342
Disposals	-38	-1,161	—
Reclassifications	-1,745	-7,233	-9,896
Acquisitions	10,200	7,996	4,809
Translation differences	260	953	-7

At year’s end	14,480	5,803	5,248

Note 17	Deferred tax assets

	Sep 30, 2015
	Carrying amount	Fiscal tax value	Temporary difference
Significant temporary differences
Other temporary differences	1,717	—	1,717

	1,717	—	1,717

	Sep 30, 2015
	Deferred tax assets	Deferred tax liabilities	Net
Other	292	—	292

Deferred tax assets and liabilities	292	—	292

	Dec 31, 2014
	Carrying amount	Fiscal tax value	Temporary difference
Significant temporary differences
Financial leasing	16,701	—	16,701
Inventory reserve	20,258	—	20,258
Pension liability USA	-148,796	—	-148,796
Reserve for claims	-7,931	—	-7,931
Other allocations	-11,464	—	-11,464
Other temporary differences	-11,574	—	-11,574
Other	-3,790	—	-3,790

	-146,596	—	-146,596

NOTES TO FINANCIAL REPORTS

Note 17	Deferred tax assets cont.

	Dec 31, 2014
	Deferred tax assets	Deferred tax liabilities	Net
Financial leasing	3,712	3,695	17
Inventory reserve	—	8,308	-8,308
Pension liability USA	51,979	—	51,979
Reserve for claims	2,959	—	2,959
Other allocations	4,277	—	4,277
Other temporary differences	3,935	—	3,935
Fiscal loss carried forward	1,199	—	1,199
Other	1,097	—	1,097

Deferred tax assets and liabilities	69,158	12,003	57,155

	Dec 31, 2013
	Posted value	Fiscal tax value	Temporary difference
Essential temporary differences
Financial leasing	18,715	—	18,715
Inventory reserve	21,073	—	21,073
Pension liability USA	-70,850	—	-70,850
Reserve for claims	-12,707	—	-12,707
Other allocations	-8,030	—	-8,030
Other	-4,181	—	-4,181

	-55,980	—	-55,980

	Dec 31, 2013
	Deferred tax assets	Deferred tax liabilities	Net
Financial leasing	4,388	4,351	37
Inventory reserve	—	7,580	-7,580
Pension liability USA	23,925	—	23,925
Reserve for claims	4,746	—	4,746
Other allocations	3,195	—	3,195
Fiscal loss carried forward	1,361	—	1,361
Other	1,262	—	1,262

Deferred tax assets and liabilities	38,877	11,931	26,946

On 31 December 2014, the group had a considerable accumulated shortfall; however, the deferred tax assets for these shortfalls have not been posted due to uncertainties concerning future profits. See comment Note 11 Tax on earnings.

NOTES TO FINANCIAL REPORTS

Note 18	Other long-term accounts receivable

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Accumulated acquisition values
At beginning of the year	2,675	2,353	2,403
Year’s change deposition	-38	11	-46
Settling other long-term accounts	170	311	-4

At year’s end	2,807	2,675	2,353

Note 19	Prepaid expenses and accrued revenues

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Prepaid insurances	3,887	1,650	1,299
Prepaid financing costs	399	56	55
Prepaid leasing costs	3,370	1,132	2,526
Other accrued revenues	2,465	1,827	2,348

At year’s end	10,120	4,665	6,228

Note 20	Equity

		Equity excl. minority interests	Minority interests	Total
Opening balance	Jan 1, 2013	-45,139	16,531	-28,608
Capital injection		—	21,192	21,192
Revaluation pension obligation		51,532	—	51,532
Transaction with shareholders		45,321	—	45,321
Translation differences during the period		-41,743	254	-41,489
Net profit		-171,195	-7,611	-178,806

Closing balance	Dec 31, 2013	-161,224	30,366	-130,858

		Equity excl. minority interests	Minority interests	Total
Opening balance	Jan 1, 2014	-161,224	30,366	-130,858
Revaluation pension obligation		-34,919	—	-34,919
Transaction with shareholders		-4,124	—	-4,124
Translation differences during the period		101,580	4,191	105,771
Net profit		-239,038	-8,241	-247,279

Closing balance	Dec 31, 2014	-337,725	26,316	-311,409

NOTES TO FINANCIAL REPORTS

Note 20	Equity cont.

		Equity excl. minority interests	Minority interests	Total
Opening balance	Jan 1, 2015	-337,725	26,316	-311,409
Revaluation pension obligation		-21,138	—	-21,138
Transaction with shareholders		23,684	—	23,684
Translation differences during the period		36,271	1,467	37,738
Net profit		-233,326	-3,187	-236,513

Closing balance	Sep 30, 2015	-532,233	24,596	-507,637

Note 21	Provisions for pensions and similar obligations

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Allocations according to pension retirement plan ITP (PRI pension guarantee)	34,434	32,797	30,193
Other allocations	286,751	239,227	149,124

	321,185	272,024	179,317

Note 22	Other provisions

	Warranty Provision	Other	Total
Balance Jan 1, 2013	41,071	276	41,347
Net adjustment of the year	-743	-99	-842

Closing balance Dec 31, 2013	40,328	177	40,505

Balance Jan 1, 2014	40,328	177	40,505
Net adjustment of the year	-6,821	146	-6,675

Closing balance Dec 31, 2014	33,507	323	33,830

Balance Jan 1, 2015	33,507	323	33,830
Net adjustment of the year	865	210	1,075

Closing balance Sep 30, 2015	34,372	533	34,905

NOTES TO FINANCIAL REPORTS

Note 23	Financing facilities

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Short term liabilities	955,750	902,421	825,690
Granted limit is	990,230	956,384	863,275
Available liquidity	47,854	67,739	71,764

Note 24	Accrued expenses and prepaid revenues

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Staff-related costs	30,367	31,869	31,195
Interest expenses	22,495	19,888	4,645
Prepaid revenues	19,746	1,914	8,841
Other	39,392	29,880	20,499

	112,000	83,551	65,180

Note 25	Acquisitions of Intangible and Tangible Non-current Assets

	Sep 30, 2015	Dec 31, 2014	Dec 31, 2013
Licences and similar rights	141	—	108
Machinery and equipment	17,397	22,246	21,256
Land and buildings	-13	239	976
Change in constructions in progress	4,953	6,835	3,843

	22,478	29,320	26,183

NOTES TO FINANCIAL REPORTS

Åkers Styckebruk February 22, 2016

Åkers AB

/s/ Claes Ahrengart
Claes Ahrengart
CEO

/s/ Martin Ivert	/s/ Johan Blomquist
Martin Ivert	Johan Blomquist
Chairman of the Board	Board Director

/s/ Fredrik Strömholm	/s/ Anders Ullberg
Fredrik Strömholm	Anders Ullberg
Board Director	Board Director

Independent Auditor’s Report

To the Board of Directors of Åkers Holding AB

We have audited the accompanying Combined Financial Statements of Åkers AB and the entities included in the combined financial statements, which comprise the combined balance sheets as of September 30, 2015, December 31, 2014 and December 31, 2013 and the related combined income statement and combined cash flow for the nine months ended September 30, 2015, and the years ended December 31, 2014 and 2013.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the Combined financial statements in accordance with accounting principles generally accepted in Sweden as stated on the Swedish Accounting Standards Board’s general guideline BFNAR 2012:1 concerning annual reports and consolidated financial statements K3; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the Combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined financial statements referred to above present fairly, in all material respects, the financial position of Åkers AB and the entities included in the combined financial statements, combined balance sheet as of September 30, 2015, December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for the nine months ended September 30, 2015, and the years ended December 31, 2014 and 2013 in accordance with accounting principles generally accepted in Sweden as stated on the Swedish Accounting Standards Board’s general guideline BFNAR 2012:1 concerning annual reports and consolidated financial statements K3.

Stockholm, Sweden

February 22, 2016

PricewaterhouseCoopers AB

 /s/ Michael Bengtsson

Michael Bengtsson

Authorized Public

Accountant Partner